UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 15, 2007

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

Attachment I of this Form 8-K contains information that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/).  All of the information in Attachment I is hereby furnished.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 15, 2007

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

November 15, 2007

IBM Business Model — Annuity Content Provides Solid Base of Business

In IBM’s third quarter earnings report, we mentioned a few characteristics of our business model, including geographic diversity, a broad mix of businesses, and high annuity content.

Annuity businesses have several benefits.  They:

•	provide a solid base of business — in good times, and in uncertain times,
•	reflect deep customer relationships, and
•	are a good source of profit and cash.

The simplest definition of IBM’s annuity business is based on category of revenue:

What’s in Annuity?	What’s in Transaction?
Outsourcing — SO and BTO	Integrated Technology Services
Maintenance	Consulting
AMS for custom applications	AMS for packaged applications
Middleware “stream”	Middleware “transactions”
System z operating system	Other platform operating systems
Financing	Hardware — new and used

This definition is imperfect, since there is some activity in the annuity category that is “sold and delivered” in the quarter.  And some of the activity in the transaction category is recognized over time.  But overall, it is a good indication of the split.

Based on this definition, over the last few years approximately half of IBM’s revenue has been annuity, and half transactional.  The precise ratio varies by quarter, with typically more transactional content in the seasonally strong fourth quarter.

The annuity content is primarily in software and services.

•                   Software: over 2/3 of software revenue has been annuity.

                         Most of the mainframe software is billed via monthly license charge, and software sold in a distributed environment includes subscription and support charges which are also recognized ratably.

•                   Services: approximately 60% of services revenue has been annuity.

                         The backlog provides a solid base as we enter each year. For example, in 2006 and 2007 approximately 80% of the Strategic Outsourcing revenue was under contract as we entered the new year. Global Business Services has less revenue coming from long term categories, though annuity is becoming larger percent of the total.

Because we have a different mix of business by customer, the annuity vs. transaction content will vary by sector.  For example, Financial Services Sector has had a higher share of outsourcing revenue, and more mainframe associated revenue, such as monthly license charge software and financing income.  As a result, FSS has had a higher portion of revenue coming from the annuity businesses than for IBM overall.  Since the beginning of 2006, FSS’ annuity content was 8 to 10 points higher than the IBM average.

While transactional businesses are more subject to economic conditions and the competitive environment in the short term — with a higher annuity content, geographic breadth, and broad mix of businesses, we believe IBM’s fundamental business model has more stability than most other technology companies.  This has allowed IBM to provide sustainable profit and cash flow growth over the long term, and supports the 2010 earnings per share roadmap.